                                                                      Exhibit 13




                          SECOND AMENDED AND RESTATED
                         REINSURANCE POOLING AGREEMENT

     THIS AGREEMENT made this 14th day of December, 1992, by and between ALLIED Mutual Insurance Company (hereinafter referred to as "Mutual"), AMCO Insurance Company (hereinafter referred to as "AMCO" or the "Pool Administrator"), ALLIED Property and Casualty Insurance Company (hereinafter referred to as "APC"), and Depositors Insurance Company (hereinafter referred to as "Depositors"), for and in consideration of their mutual promises and agreements herein and for their mutual benefit. Mutual, APC, and Depositors are hereinafter collectively referred to as "Affiliated Companies". Mutual, AMCO, APC, and Depositors are hereinafter collectively referred to as "Participants".

                                  WITNESSETH:

     WHEREAS, each Participant is an Iowa corporation with its principal place of business located in Des Moines, Polk County, Iowa; and

     WHEREAS, each Participant is engaged in the property-casualty insurance business, and the Participants maintain a close business relationship; and

     WHEREAS, the Participants are parties to an Amended and Restated Reinsurance Pooling Agreement, dated December 29, 1989, which was subsequently amended March 28, 1990; May 31, 1991; August 14, 1991; and February 25, 1992; and

    WHEREAS, the Participants again desire to amend and restate the terms of such Reinsurance Pooling Agreement; and

    WHEREAS, on January 1, 1993, this Second Amended and Restated Reinsurance Pooling Agreement ("Agreement") shall supersede and replace the aforementioned document and the amendments thereto; and

    WHEREAS, the purpose of this Agreement is to pool or share the risk of loss, allocated loss adjustment expenses, commissions, and certain taxes proportionately among the Participants in order to reduce reinsurance costs; to limit certain of the Affiliated Companies' administrative expenses to a specified percentage of premiums; and to bring about for each Participant the potential for added economies of operation, more uniform underwriting results, diversification as to the classes of insurance business written, and maximization of capacity; and

    WHEREAS, to accomplish such purpose, (1) the Affiliated Companies will cede to AMCO their Pooled Insurance Business and assume from AMCO an amount equal to their Applicable Participation Percentage, each as herein defined; (2) all Pooled Items, as defined herein, will be prorated among the Participants on the basis of such Applicable Participation Percentages, upon the terms and conditions set forth herein; and (3) the Pool Administrator will pay, in exchange for the payment of a fee, the Affiliated Companies' Administrative Expenses, as herein defined;

     NOW THEREFORE, in consideration of the foregoing premises and for the mutual covenants contained herein and other good and valuable consideration, the Participants agree as follows:

                                I. DEFINITIONS

     Section 1.1. The term "Applicable Participation Percentage(s)" shall mean those percentages as set forth in Exhibit A attached hereto and incorporated herein as they may be amended from time to time as provided herein.

     Section 1.2.  The term "Annual Statement" shall mean the statutory form
                             ----------------
annual statement, fire and casualty companies-association edition. The references to the Annual Statement contained hereinafter are to the following
                  ----------------
Exhibits set forth therein:

         1. Page 4, Underwriting and Investment Exhibit, Statement of Income (Column 1, only): "Income Statement."

         2.  Page 7, Underwriting and Investment Exhibit, Part 2 - Premiums
             Earned: "Earned Premiums Exhibit."

         3.  Page 11, Underwriting and Investment Exhibit,

             Part 4 - Expenses:  "Expense Exhibit."

     Section 1.3. The term "Pooled Insurance Business" shall mean all insurance business conducted by the Participants exclusive of any such business or line of business which is set forth in Exhibit B, "Non-Pooled Business," attached hereto and incorporated herein, as it may be amended from time to time as provided herein.

     Section 1.4. The term "Insurance Policies" shall mean the Participants' insurance, surety, and other underwriting obligations on Pooled Insurance Business.

     Section 1.5. The term "Pooled Items" shall mean those items of income or expense which are reported in each Participant's Annual Statement for each year,
                                                 ----------------
as applicable during the term hereof on the Income Statement, Lines 1, 2, 10, 11, 12, and 14A and on the Expense Exhibit, Columns 1-3, Lines 1, 2, and 18, excluding therefrom however any entry or portion thereof which relates to any business or line of business set forth in Exhibit B, "Non-Pooled Business."
Such exclusions shall be referred to hereinafter as "Non-Pooled Items."

     Section 1.6. The term "Administrative Expenses" shall mean those "Loss Adjustment," "Other Underwriting," "Investment," and "Miscellaneous" expenses of each Participant which are reported in its Annual Statement for each year, as
                                           ----------------
applicable, during the term hereof on the Expense Exhibit, Lines 3-17 and Line 21 (Column 2, only).

     Section 1.7. The term "Company Specific Items" shall mean those items of income or expense which are reported in each Participant's Annual Statement for
                                                           ----------------
each year, as applicable, during the term hereof on the Income Statement, Lines 8, 9, and 15 and the Expense Exhibit, Columns 1-3, Lines 19 and 20. In addition, Company Specific Items shall mean (1) all Non-Pooled Items and (2) investment portfolio management fees, interest expense, and security transaction fees which are included in the entries to Line 21, Column 3, on the Expense Exhibit.

     Section 1.8. The term "Loss" or "Losses" shall mean those loss payments and allocated loss adjustment expenses incurred by a Participant on Insurance Policies as reported in its Annual Statement on Income Statement Line 2 and
                            ------ ---------
Expense Exhibit Line 1 (Column 1, only).

     Section 1.9. The term "Statutory Reserves" shall mean those reserves required by statute on Insurance Policies.

     Section 1.10. The term "Statement Reserves" shall mean actual loss and allocated loss adjustment expense reserves on Insurance Policies.

     Section 1.11. The term "Underwriting Expenses(s)" shall mean the sum of those expenses which are reported on Lines 2 and 18 of the Expense Exhibit in each participant's Annual Statement with respect to Pooled Insurance Business.
                   ------ ---------

     Section 1.12. The term "Net Statutory Underwriting Liabilities" shall mean the difference between those underwriting assets and underwriting liabilities which relate to Pooled Insurance Business. Underwriting assets as used in defining "Net Statutory Underwriting Liabilities" include insurance agents' balances or uncollected premiums, prepaid reinsurance premiums, reinsurance recoverable on loss payments, equities and deposits in pools and associations, and all other statutory underwriting assets. Underwriting liabilities include reserves for Losses, reserves for unearned premiums, and all other underwriting liabilities as evidenced by the books and records of the Participants but shall not include liabilities which relate to either Administrative Expenses or Company Specific Expenses.

     Section 1.13. The term "Net Underwriting Liabilities" shall mean Net Statutory Underwriting Liabilities less deferred policy acquisition costs (computed under generally accepted accounting principles) less nonadmitted accounts receivable (computed under statutory accounting principles) plus allowances for bad debts (computed under generally accepted accounting principles).

     Section 1.14. The term "Net Underwriting Cash Flow" shall mean net premiums written (net of reinsurance) by the Participants on Insurance Policies reduced by net Losses (net of reinsurance and salvage and subrogation) and Underwriting Expenses paid.

     Section 1.15. The term "Net Insurance Policy Liability" shall mean each Participant's respective rights and obligations under the Insurance Policies, less all reinsurance recoveries (other than those made pursuant to this Agreement) and salvage and subrogations recoveries relating to the Insurance Policies. Net Insurance Policy Liability shall include Net Statutory Underwriting Liabilities and Net Underwriting Cash Flow.

     Section 1.16. The term "Coordinating Committee" shall mean the committee established by Mutual and ALLIED Group, Inc. ("AGI") which consists of two members of the AGI Board of Directors who do not serve on the Mutual Board of Directors and two members of the Mutual Board of Directors who do not serve on the AGI Board of Directors.

                                   II. TERM

     Section 2.1. This Agreement shall be effective at 12:01 A.M., January 1, 1993 and shall continue in effect until 11:59 P.M., December 31, 2004, and shall continue thereafter unless prior to December 31, 2002, a party to this Agreement delivers to the other parties a written notice that such party intends to cease participation and terminate the Agreement as to it on December 31, 2004 or as of a specified date thereafter. This Agreement may be terminated by any party effective after December 31, 2004, provided that such party has given written notice of termination to the others at least two years prior to the proposed termination date. Termination of any party's participation in this Agreement prior to December 31, 2004 shall require Coordinating Committee approval, provided, however, that the terms and conditions of this Agreement other than the Administration Fee (See: Section 3.7) shall be subject to renegotiation by the parties at the written request of any Affiliated Company to the Pool Administrator at least six months prior to every thirty months during its term (i.e., July 1, 1995; January 1, 1998; etc.) and, provided further, that the Administration Fee shall be subject to renegotiation by the parties at the written request of any party to the others at least six months prior to every fifth year during its term (i.e., January 1, 1998, 2003, etc.).

     Section 2.2. In the event of a Change of Control (as hereinafter defined in this section) of AGI, Mutual may, in its sole discretion, at any time after such Change of Control: (i) terminate all three of the Intercompany Operating Agreement ("IOA"), Management Information Services Agreement ("MIS"), and this Agreement upon six (6) months notice to AGI, AMCO, APC, and Depositors; (ii) extend the term of all three of the IOA, MIS, and this Agreement for up to ten (10) additional years beyond December 31, 2004 upon six (6) months notice to AGI, AMCO, APC, and Depositors; or (iii) allow such agreements to continue in effect. "Change of Control" for purposes of this section shall mean an event whereby a person, group, or entity that is not affiliated with AGI or Mutual acquires the ownership of 50% or more of the voting stock of AGI. A person, group, or entity "affiliated" with AGI or Mutual shall mean a person, group, or entity that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with AGI or Mutual.

          III. AGREEMENT TO ADMINISTER INSURANCE BUSINESS

     Section 3.1. Throughout the term of this Agreement, the Affiliated Companies shall delegate to, and the Pool Administrator shall assume, responsibility for the administration of the insurance business of the Affiliated Companies as hereinafter set forth.

     Section 3.2. The Pool Administrator shall undertake and perform the obligations assumed hereunder in the behalf of the Affiliated Companies in good faith and in a timely, diligent fashion in keeping with reasonable, accepted business practices in the property-casualty insurance industry. Such business practices shall comport with and be substantially equivalent to those utilized by the Pool Administrator in the operation of its own insurance business.

     Section 3.3. Upon entering this agreement for the administration of insurance business, the parties acknowledge their existing business affiliation and/or common ownership, the term of this Agreement, and the IOA to which each is a party. The parties hereby agree that any dispute concerning the Pool Administrator's or any Affiliated Company's rights or obligations hereunder shall be resolved pursuant to Art. IX, Dispute Resolution, hereof.

     Section 3.4. Upon the effective date hereof and thereafter throughout the term of this Agreement, the Pool Administrator shall be responsible for and shall administer all operations relating to the Pooled Insurance Business and Non-Pooled Insurance Business of each Affiliated Company that are not reserved for the direct control of said company's board of directors, any duly authorized committee thereof, or its officers. Such operations shall include but are not limited to the following and such other functions as are typically and necessarily performed by property-casualty insurers.

           .   Underwriting

               -  Policy Design
               -  Rate Making
               -  Reinsurance

           .   Claims

               -  Reserving
               -  Investigations and adjustment

           .   Marketing

               -  Advertising
               -  Agency relations

           .   Policyholder Services

               -  Policy issuance and endorsement
               -  Cancellation, renewal, nonrenewal
               -  Collections

           .   Administrative Services

               -  Accounting
               -  Legal
               -  Data Processing
               -  Investment

  The Pool Administrator shall either conduct such operations directly or shall arrange for and administer the performance thereof by duly-qualified third parties.

     Section 3.5. Section 3.4 notwithstanding, each Affiliated Company, through its board of directors, any duly-authorized committee thereof, or its officers, shall have ultimate control over and responsibility for its operations as conducted by the Pool Administrator. Each Affiliated Company shall own and have access without restriction to all records and accounts of its insurance business which are created or maintained by the Pool Administrator. Officers of each Affiliated Company will duly execute and review the performance of all contracts to which such company is or becomes a party during the term of the Agreement which are administered by the Pool Administrator and will be directly responsible for all matters of applicable insurance or other regulatory oversight. All premiums and other monies which are collected by the Pool Administrator on behalf of the Affiliated Companies during the term hereof will be held thereby in a fiduciary capacity until paid over to the company entitled thereto pursuant to the terms of the reinsurance pooling arrangement set forth herein.

     Section 3.6. In discharging its obligations hereunder, the Pool Administrator is hereby authorized to incur and pay necessary and reasonable business expenses on behalf of each Affiliated Company. All such expenses shall fall into the categories of Company Specific Expenses or Pooled Items. Each Affiliated Company shall be responsible for and pay its own Company Specific Expenses, whether or not incurred by or at the direction of the Pool Administrator; its proportionate share of the expense component of Pooled Items; and all such expenses which are Non-Pooled Items. The Pool
Administrator shall be responsible for and pay in a timely fashion all Administrative Expenses. The board of directors of each Affiliated Company or any duly-authorized committee or officer thereof at any time during the term hereof or within twelve months thereafter may demand of and shall receive from the Pool Administrator upon reasonable written notice thereto an accounting for and explanation of the business reason for any Company Specific Expense or expenses related to Pooled Items incurred by the Pool Administrator in its behalf or for any pricing, reserving, or other policy or decision which affects its insurance business.

     Section 3.7. As consideration for the obligations undertaken by the Pool Administrator pursuant hereto, each Affiliated Company shall pay to the Pool Administrator certain fees as set forth in Exhibit C, Administration Fee, attached hereto and incorporated herein. Such fees shall be calculated and paid to the Pool Administrator each month along with any amounts necessary to reimburse the Pool Administrator for Company Specific Expenses and Non-Pooled Items paid on behalf of the Affiliated Company.

     Section 3.8. In addition to that compensation described in Section 3.7 hereof, the Pool Administrator may earn an annual Performance Fee, as hereinafter defined, the payment of which by each Affiliated Company shall be contingent upon such Company's Combined Operating Ratio (as defined below and adjusted pursuant to generally-accepted accounting principles) pursuant to the following formulae:

     Benchmark Ratio = 104.0
     ---------------

     Performance Ratio = Benchmark Ratio less the Combined Operating Ratio
     -----------------   multiplied by .5

     Combined Operating Ratio = Income Statement Line 6*
     ------------------------   -----------------------
                                Income Statement Line 1


                                *excluding Performance Fees

     Performance Fee = Performance Ratio multiplied
     ---------------   by net earned premiums.

     The maximum Performance Fee which may be earned by the Pool Administrator and which shall be paid by any Affiliated Company for any calendar year shall equal 2.5% of such Company's net earned premiums. In the event that any Affiliated Company's Performance Ratio is equal to or less than zero for any such year, no Performance Fee shall be paid. Such negative differences shall not be cumulative for the purpose of the ensuing year's calculation.


                     IV. REINSURANCE OF INSURANCE IN FORCE
                            AND THEREAFTER WRITTEN

     Section 4.1. Each Affiliated Company shall and does hereby cede to AMCO 100% of its respective Net Insurance Policy Liability on all applicable classes of insurance business in force during the term of this Agreement and shall and does hereby cede to AMCO 100% of all Net Insurance Policy Liability incurred or for which the Affiliated Company may become obligated. AMCO agrees to and does hereby accept such Net Insurance Policy Liability during the term of this Agreement.

     Section 4.2 AMCO shall and does hereby cede to each Affiliated Company, based upon its Applicable Participation Percentage, a portion of the total Net Insurance Policy Liability of all Participants (including that of AMCO and that assumed under Section 4.1), on all classes of insurance business in force during the term of this Agreement, and AMCO shall and does hereby cede to each Affiliated Company the same percentage of the total Net Insurance Policy Liability incurred or for which the Participants shall become obligated during the term of this Agreement. Each Affiliated Company agrees to and does hereby accept such Net Insurance Policy Liability during the term of this Agreement.

     Section 4.3. Adjustments to the Applicable Participation Percentages may be made from time to time as agreed upon by the Coordinating Committee and the Board of Directors of each Participant. Whenever an adjustment to the Applicable Participation Percentages is made among the Participants, Net Underwriting Liabilities will be transferred from AMCO to Affiliated Companies as AMCO's Applicable Participation Percentage is lowered or from Affiliated Companies to AMCO as AMCO's Applicable Participation Percentage is increased. If the adjustment to the Applicable Participation Percentages is made only among the Affiliated Companies, then a transfer of Net Underwriting Liabilities among the Affiliated Companies in the same manner shall be required. A Participant which receives additional Net Underwriting Liabilities as a result of such an adjustment in Applicable Participation Percentages shall receive pro rata from the other Participants which have had their respective Applicable Participation Percentage adjusted either cash, securities, other property, or a combination thereof (at
                                     -14-
fair market value as of the date of transfer) in an amount equal to the additional Net Underwriting Liabilities. The Participant making the transfer determines whether cash, securities, other property, or a combination thereof is transferred. A Participant which transfers Net Underwriting Liabilities as a result of such an adjustment in Applicable Participation Percentages shall transfer pro rata to the other Participants which have had their respective Applicable Participation Percentage adjusted either cash, securities, other property, or a combination thereof (at fair market value as of the date of transfer) in an amount equal to the reduced Net Underwriting Liabilities. If the cash, securities, other property, or a combination thereof, are not transferred by a Participant on the effective date of a change in the Applicable Participation Percentages, such Participant shall pay interest (at commercially reasonable rates) on an amount equal to the amount of the Net Underwriting Liabilities which were to be transferred from the effective date of the change in the Applicable Participation Percentages to the effective date of the actual transfer of cash, securities, other property, or a combination thereof. In no event will the number of days between the effective date of the change in the Applicable Participation Percentages and the actual date of transfer of cash, securities or property exceed ninety (90) days.

     Section 4.4. During the term of this Agreement, monthly cash settlements and accounting adjustments shall be made by AMCO as is necessary to maintain the proportionate distribution of the Net Statutory Underwriting Liabilities and the Net Underwriting

Cash Flows among the Participants in accordance with the Applicable Participation Percentages as established from time to time. To the extent cash distributions among the Participants are required, such amounts will be paid within thirty (30) days after the end of the month for which such a payment is necessary. In addition, each Affiliated Company agrees to advance to AMCO at any time during any month, immediately upon AMCO's request, any funds the payment of which is required by this Agreement. Such advances are to be applied to each Participant's obligations hereunder.

     Section 4.5. The Participants expressly agree that all losses which result from bad debts relating to Pooled Items, including reinsurance recoverables, shall be shared proportionately in accordance with their Applicable Participation Percentages.

                           V. RECIPROCAL ASSIGNMENTS

     Section 5.1. In conformity with this Agreement, each Affiliated Company hereby sells, assigns, and delivers to AMCO all right, title, and interest in its Net Underwriting Liabilities as of the effective date of this Agreement, and AMCO hereby accepts and assumes the same. As of the same date, AMCO hereby sells, assigns, and delivers to each of the Affiliated Companies, based upon their respective Applicable Participation Percentages, their proportionate share of the total Net Underwriting Liabilities of all of the Participants, and Affiliated Companies accept and assume the same. Notwithstanding anything to the contrary herein contained, each Participant agrees to assume, for statutory annual statement and other financial statement purposes, its respective proportionate share (based upon the Applicable Participation Percentages) of amounts disallowed for unauthorized reinsurance effected by any Participant with non-admitted companies (not authorized to do insurance business within a state) and any amount disallowed for overdue premium balances or other non-admitted assets included within the scope of this Agreement. Each individual Participant will establish its own liability for the excess of Statutory Reserves over Statement Reserves, irrespective of the Applicable Participation Percentages.


                                 VI.  SET OFF

     Section 6.1. The obligations of each Participant under this Agreement to transfer monies or other assets to any other Participant may be offset by the reciprocal obligations of the other Participant such that only a net amount need be transferred. Transactions under this Agreement may be cleared through an account of AMCO or through a joint account carried for the benefit of all Participants in accordance with this Agreement.


                             VII.  ADMINISTRATION

     Section 7.1. It is the intent of the Participants that administration of the Agreement shall be accomplished by persons who are employees of AGI and that such officers and employees shall be subject to the direction and control of its board of directors and committees thereof as may be provided in the IOA to which each Participant is a party.

                      VIII. MODIFICATIONS AND AMENDMENTS

     Section 8.1. With the approval of the Coordinating Committee and the Board of Directors of each Participant, this Agreement may be modified at any time to accomplish any of the following ends: (1) to permit any Participant to conform to applicable law, (2) to change the Applicable Participation Percentages to recognize changes in the financial condition or direct business production of the Participants, or (3) to make any reasonable and equitable amendments where such amendments are deemed necessary or helpful in the conduct of the business of the Participants.

                            IX. DISPUTE RESOLUTION

     Section 9.1. Any dispute arising out of the operation of this Agreement to which Mutual is an interested party shall be resolved by the Coordinating Committee. Any dispute in which Mutual has no interest shall be resolved by the Executive Committee of the Board of Directors of AGI.

     Section 9.2. Each Participant hereby consents and agrees that any dispute between the parties hereto with respect to the interpretation, performance, or breach of any of the terms of this Agreement or the transactions contemplated hereby which cannot be resolved as hereinbefore provided shall be referred to arbitration conducted in accordance with the rules and procedures of the American Arbitration Association ("AAA"), upon written request of any disputing Participant, such request to be delivered to the other Participants. Within thirty (30) days of the delivery of such written notice, the disputing Participants shall each nominate an AAA-licensed arbitrator (the "Party Arbitrators"). Within thirty (30) days of their nomination, the two Party Arbitrators shall select a third AAA-licensed arbitrator (the "Third Arbitrator") and shall give the disputing Participants written notice of such choice.

     Section 9.3. The arbitrators shall be empowered to decide all issues submitted to arbitration using principles of law and equity and, if required, by application of any customary practices in the insurance and reinsurance industries. The arbitrators shall be relieved of all judicial formalities and shall not be required to follow any rules of evidence except as such rules may be imposed on arbitration proceedings conducted in accordance with the laws of the State of Iowa, but the arbitrators shall attempt to enforce the intents and purposes of this Agreement to the extent practicable and in accordance with Iowa law. The decision of a majority of the arbitrators shall be final and binding.

     Section 9.4. The disputing Participants shall each bear the expenses of its Party Arbitrator. The disputing Participants shall jointly share all other expenses of the arbitration proceeding and the expenses of the Third Arbitrator. The arbitration proceeding shall take place at Des Moines, Iowa unless another location is mutually agreed upon by the disputing

Participants. The arbitration proceeding shall be governed by the laws of the State of Iowa. The Participants hereby agree that any information respecting any matters submitted to arbitration in accordance with the foregoing or any aspect of the arbitration proceeding itself shall be treated as confidential and will not be disclosed to anyone not employed or acting on behalf of a party hereto in connection with such arbitration or used at any time in any manner that is adverse to the interests of the parties hereto but, in any such case, such information may be disclosed if such disclosure is made in connection with party's prosecution or defense of any legal proceedings or if such disclosure is required pursuant to a subpoena or other legal order issued by any judicial or regulatory body or is otherwise required by law.

      Section 9.5. Anything set forth herein to the contrary notwithstanding, with respect to any issue to be determined by arbitration, the disputing Participants shall each submit in writing to the arbitrators their proposed resolution of such issue. The arbitrators shall be constrained in their decision relating to such issue to select only between the proposed resolutions of the disputing Participants, and the arbitrators shall have no discretion to fashion any compromise or other resolution of the issue submitted for arbitration.

                   X. AUTONOMY OF PARTICIPANTS AND COOPERATION

      Section 10.1. The Participants shall attempt to position themselves in their respective target markets, whether separate or overlapping, so as to preserve and strengthen their individual identities while making the best use of their association as described herein. The underwriting policies and programs of each Participant and the declaration of dividends to its shareholders or policyholders shall be subject to the control and be the responsibility of its board of directors.

      Section 10.2. Notwithstanding the foregoing, Participants will fully cooperate with each other and their respective counsel, if any, and accountants in connection with any steps to be taken as part of their obligations under this Agreement. They shall use their best efforts to take or cause to be taken any and all actions necessary or required to obtain all of the regulatory consents or approvals and any third party consents described herein, unless the receipt thereof has been waived in writing by the Participants.

                                 XI. INSOLVENCY

      Section 11.1. Each Participant accepts as well as cedes its Pooled Items. The reinsurance provided hereunder shall be payable by the accepting Participant on the basis of the liability of the ceding Participant under the policy or contract reinsured without diminution because of the insolvency of the ceding Participant; provided, that such reinsurance shall be payable directly to the ceding Participant or to its liquidator, receiver or other statutory successor, except: (i) where this Agreement specifically provides another payee of such reinsurance in the event of the insolvency of the ceding Participant, or (ii) where the accepting Participant, with the consent of the direct insured or insureds, has assumed such policy obligations of the ceding Participant as direct obligations of the accepting Participant to the payees under such policies and in substitution for the obligations of the ceding Participant to such payee.

                           XII. ALLOCATION OF REFUNDS

      Section 12.1. Although Losses and costs are based on the Applicable Participation Percentages in effect on the date of payment, any refund of net earned premiums (net premiums written adjusted for the change in the net unearned premium reserve for all Participants) required by any insurance regulatory authorities will be allocated to the various Participants based upon the Applicable Participation Percentages in effect in the month such premiums were earned. The same allocation method will be used for related commission refunds from agents, interest due to policyholders, end any other related items.

                                XIII. ASSIGNMENTS

      Section 13.1. Neither this Agreement nor any rights hereunder may be assigned by any of the Participants.

                      XIV. WAIVER, MODIFICATIONS, REMEDIES

      Section 14.1. No delay or omission of any Participant to exercise any right or power hereunder shall impair such right or power or be a waiver of any default or an acquiescence therein. Any single or partial exercise of any such right or power shall not preclude other or further exercise thereof or the exercise of any other right. No waiver or modification hereto shall be valid unless in writing signed by the Participants and then only to the extent as specifically set forth in such writing. In addition to any rights granted herein, the Participants shall have and may exercise any and all rights and remedies now or hereafter provided by law.

                          XV. CONFIDENTIAL INFORMATION

      Section 15.1. The Participants agree that any confidential information provided to any of them or their representatives in connection with this Agreement will be used solely for the purpose of the transactions contemplated by this Agreement, will not be disclosed to anyone not employed or acting on behalf of the Participants, and will not be used at any time in any manner that is adverse to the interest of the Participants. The aforesaid notwithstanding, information may be used in connection with any arbitration relating to the transactions contemplated by this Agreement, and such information may be disclosed if such disclosure is made in connection with the Participants' prosecution or defense of any legal proceeding or if such disclosure is required pursuant to a legal order issued by any judicial or regulatory body or is otherwise required by law.

                                  XVI. NOTICES

      Section 16.1. All notices, demands or requests given pursuant to or required by this Agreement shall be in writing and shall be deemed to be received when personally delivered or, if mailed, when sent by registered or certified mail, to any Participant at its address below set forth or such other address as it may from time to time designated in writing and shall be deemed given on the date given or mailed.

                               XVII. GOVERNING LAW

      Section 17.1. The provisions of this Agreement shall be governed and interpreted in accordance with the laws of the State of Iowa.

                               XVIII. SEVERABILITY

      Section 18.1. If any of the provisions of this Agreement shall be held by a court of competent jurisdiction to be invalid, it is agreed that such invalidity or illegality should not invalidate the whole Agreement, but as to such jurisdiction this Agreement shall be construed as if it did not contain the provision or provisions held to be invalid or illegal in that particular jurisdiction, but only insofar as such construction does not affect the substance of this Agreement, and the rights and obligations of the parties hereto shall be construed and enforced accordingly in that jurisdiction.

                              XIX. ENTIRE AGREEMENT

      Section 19.1. This Agreement constitutes the entire understanding and agreement of the Participants with respect to the subject matter hereof and supersedes all other prior agreements and understandings, written or oral, among the Participants with respect to such subject matter.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year above first written.

                                      ALLIED Mutual Insurance Company
                                      701 Fifth Avenue
                                      Des Moines, IA 50309

                                      By: /s/
                                          -------------------------------
                                          President

                                      AMCO Insurance Company
                                      701 Fifth Avenue
                                      Des Moines, IA 50309

                                      By: /s/
                                          -------------------------------
                                          Chairman

                                      ALLIED Property and Casualty
                                      Insurance Company
                                      701 Fifth Avenue
                                      Des Moines, IA 50309

                                      By: /s/
                                          -------------------------------
                                          President

                                      Depositors Insurance Company
                                      701 Fifth Avenue
                                      Des Moines, IA 50309

                                      By: /s/
                                          -------------------------------
                                          President

                EXHIBIT A - APPLICABLE PARTICIPATION PERCENTAGES

      The Applicable Participation Percentages as of 12:01 a.m. January 1, 1993 are:

                             Mutual         40%
                             AMCO           43%
                             APC            11%
                             Depositors      6%

                    EXHIBIT B - NON-POOLED INSURANCE BUSINESS

      The Non-Pooled Insurance Business as of 12:01 a.m., January 1, 1993 shall be:

      1.    All premiums written by the Square Deal Division of Mutual.

      2. Any premiums ceded or assumed pursuant to the Property Special Catastrophe Excess Contract, dated 01-01-93.

                         EXHIBIT C - ADMINISTRATION FEE

      The Administration Fee to be paid to the Pool Administrator by each Affiliated Company pursuant to Section 3.6 of the Agreement as of 12:01 a.m., January 1, 1993 shall be the total of the following:

      1. 12.85% of Adjusted Written Premiums* multiplied by its Applicable Participation Percentage (underwriting expense).

      2. 8.0% of Adjusted Earned Premiums+, multiplied by its Applicable Participation Percentage (7.25% for unallocated LAE and 0.75% for investment expense).

      3.    25.89% of crop-hail direct written premiums (underwriting expense).

      4. 11.95% of crop-hail direct earned premiums (11.2% for unallocated LAE and 0.75% for investment expense.)

      * Adjusted Written Premiums are the Participants' total direct written premiums on Pooled Insurance Business plus those written premiums assumed by AMCO from Motor Club of Iowa Insurance Company.

      + Adjusted Earned Premiums are the Participants' total direct earned premiums on Pooled Insurance Business plus those earned premiums assumed by AMCO from Motor Club of Iowa Insurance Company.